Exhibit 99.2

AMENDMENT NO. 1 TO WARRANT

THIS AMENDMENT NO. 1 TO WARRANT, dated as of November 26, 2008 (this “Amendment”), is issued by nFinanSe Inc., a Nevada corporation (the “Company”), to __________________, a __________________ corporation (the “Holder”).

RECITALS

A. WHEREAS, the Company, the Holder and other lenders (together with the Holder, the “Lenders”) are parties to that certain Loan and Security Agreement, dated as of June 10, 2008, as modified by a First Amendment to Loan and Security Agreement, dated as of August 18, 2008, and a Second Amendment to Loan and Security Agreement, dated as of September 4, 2008 (as previously amended, the “Original Loan and Security Agreement”); and

B. WHEREAS, in connection with entrance into and consummation of the transactions contemplated by the Original Loan and Security Agreement, the Company issued to Holder that certain Warrant to Purchase Common Stock, dated July 21, 2008 (the “Warrant”), entitling the Holder, subject to the provisions of the Warrant, to purchase _________ shares of common stock of the Company, $0.001 par value per share, at an exercise price of $2.30 per share (the “Exercise Price”); and

C. WHEREAS, the Company has requested that the Lenders amend and restate the Original Loan and Security Agreement to allow for certain accommodation loans (the “Accommodation Loans”); and

D. WHEREAS, in consideration for the Holder’s participation in the Accommodation Loans, the Company agreed to amend the Warrant such that the Exercise Price shall be reduced to $1.00 per share from $2.30 per share.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.           The Exercise Price set forth in the first sentence of the first paragraph of the Warrant is hereby amended to be $1.00.

2.           Any provision of the Warrant which is inconsistent with the provisions of this Amendment shall be deemed amended to effectuate the intention expressed herein.  Except as hereby amended, the Warrant shall remain unchanged and in full force and effect.

[Signature Page Follows.]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

NFINANSE INC.

By:	____________________________
Name:
Title: